Exhibit 99.1

i-80 Gold Secures Financing Package of up to $500 Million

to Advance Development Plan

Recapitalization plan anticipated to close by the end of the first quarter 2026

All amounts referenced herein are expressed in United States dollars unless otherwise stated.

TORONTO, ON, February 12, 2026 – i-80 GOLD CORP. (TSX:IAU) (NYSE American:IAUX)(“i-80 Gold” or the “Company”) is pleased to announce that it has secured a financing package (the “Financing Package”) of up to $500 million, comprised of a royalty sale for $250 million and a gold pre-payment facility for up to $250 million. The Financing Package marks a significant milestone in achieving the Company’s recapitalization plans.

The proceeds of the Financing Package, combined with the previously disclosed equity offerings completed by the Company in the second quarter of 2025(1) (the “Equity Offerings”), represent over $800 million in funding to support i-80 Gold’s objective of creating a mid-tier gold producer in Nevada. The final steps to complete the recapitalization plan targeting an overall amount of $900 million to $1 billion, include the Company’s plan to retire and replace its existing convertible debentures with new convertible debentures on terms more favourable to the Company and the potential sale of a non-core asset. This is expected to fully fund Phase 1 and Phase 2 of the development plan(2,3), which is expected to increase annual production to approximately 300,000 – 400,000 ounces of gold(3) from less than 50,000 ounces currently, driven by the Company’s three underground mines and one oxide open pit operation all located in Nevada (see Figure 1 in Appendix).

Highlights

•	Franco-Nevada Corporation (“Franco-Nevada”) commitment letter to provide $250 million in royalty financing, of which $225 million is expected to be available at closing.

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National Bank of Canada (“National Bank”) and Macquarie Bank Limited (“Macquarie”) commitment to provide a gold prepayment facility (the “Gold Prepay” or the “Facility”) for an initial advance of $150 million at closing, with an accordion feature for a further $100 million.

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The proceeds of the Financing Package will be used to advance the Company’s five gold projects through various stages of development, refurbish the Lone Tree Plant, and fund resource expansion and infill drilling, as well as for working capital purposes.

•	The proceeds of the Financing Package will also be used to extinguish the Company’s existing debt obligations of approximately $175 million(4).

•	The Company continues to advance the potential sale of a non-core asset and plans to replace the existing convertible debentures to complete the recapitalization plan.

“In 2024, we announced a three-phase development plan to increase production to more than 600,000 ounces of gold(3) to provide a clear and achievable path to positioning i-80 Gold as a mid-tier gold producer, alongside a plan to recapitalize the Company to support this growth strategy,” said Richard Young, President and CEO. “Since then, we have significantly de-risked and advanced each asset, and we are now pleased to outline a clear financial path to fully fund Phase 1 and Phase 2(2,3). With Granite Creek underground in operation, we are positioned to advance Archimedes and Cove underground projects plus Granite Creek open pit through to operation, complete the refurbishment of our central Lone Tree Plant, and continue to invest in exploration.”

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Mr. Young added, “The Financing Package also provides flexibility to accelerate the feasibility study and permitting work for the Mineral Point open pit project – our flagship asset and the final project planned in Phase 3. With several feasibility studies in progress, we continue to identify opportunities to optimize the development schedule.”

Franco-Nevada Royalty

The Company has entered into a commitment letter with Franco-Nevada for $250 million in financing in exchange for a 1.5% life-of-mine (“LOM”) net smelter return royalty, stepping up to a 3.0% LOM net smelter return royalty on January 1, 2031 (the “Royalty Financing”). The Royalty Financing is subject to customary closing conditions and is anticipated to be completed on or about March 17, 2026. The royalty payable to Franco-Nevada pursuant to the Royalty Financing would apply to production from all mineral properties in the portfolio, including Granite Creek, Cove, the Ruby Hill Complex and Lone Tree.

Upon closing of the Financing Package, $225 million of the Royalty Financing will be made available to the Company, of which $25 million is required to be allocated to the advancement of technical and early-stage permitting activities for Mineral Point in 2026. The remaining $25 million of the Royalty Financing is also expected to be made available in 2026 to further advance Mineral Point, following the expenditure of the initial disbursement toward the project. In total, the Financing Package allows the Company to allocate $50 million to advance resource expansion and infill drilling, technical and early-stage permitting activities at Mineral Point in 2026.

Gold Prepayment Facility

The Company has secured commitments for a Gold Prepay facility with National Bank and Macquarie, for an initial advance of $150 million at closing, with a $100 million accordion feature. Upon the closing of the Financing Package, the Company will have access to $150 million(5), with the obligation to deliver 39,978 ounces of gold over a 30-month period beginning in January 2028. The accordion feature provides access to an additional $100 million for a 24-month period upon closing of the Facility, subject to customary conditions and lender approval. The Company anticipates executing the accordion feature in the first half of 2027, at which point the number of additional gold ounces to be delivered will be determined. The Company expects the total ounces to be delivered for the full $250 million facility to represent approximately 15% of total gold output over the projected period of January 2028 to June 2030. Closing of the Facility is subject to customary closing conditions and intercreditor arrangements and is anticipated to be completed by the end of the first quarter of 2026.

Further, i-80 Gold selected the Facility with National Bank and Macquarie with a goal of transitioning the Gold Prepay into a corporate revolver following the completion of Phase 1 to fund the development of Mineral Point. Mineral Point currently hosts the Company’s largest gold and silver mineral resources and is designed to be a large-scale oxide open pit heap leach project. Mineral Point represents Phase 3 of the development plan and its Preliminary Economic Assessment filed in Q1 2025 outlined a 17-year mine life with a LOM gold equivalent output of 282,000 ounces annually(6). Assuming development as contemplated in the Preliminary Economic Assessment, Mineral Point is expected to drive company-wide gold output beyond a target of 600,000 ounces annually starting in 2032(3), representing a significant change in the Company’s output profile (see Figure 2 in Appendix).

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“The commitments from Franco-Nevada, National Bank and Macquarie, following a detailed due diligence process, underscore the quality of our asset base, the depth of our team, and the credibility of our execution plan,” said Ryan Snow, Chief Financial Officer. “After a competitive process, in which multiple term sheets were received and considered by the Company, the Financing Package represents a cost competitive, low dilution opportunity, while providing flexibility around the timing and the availability of capital to support our sequenced development plans across all three phases in our development plan. We are pleased to be working with long-term financial partners who are recognized in the mining sector and support our growth strategy.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The securities referenced in this press release have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The securities may not be offered or sold in the United States or for the account or benefit of U.S persons absent registration under the Securities Act or an applicable exemption from registration under the Securities Act.

Advisors

National Bank Capital Markets and SCP Resource Finance LP are acting as advisors in connection with the Royalty Financing. ATB Cormark Capital Markets and National Bank Capital Markets are acting as advisors in connection with a senior debt facility which resulted in the Gold Prepay. Stikeman Elliott LLP and Dorsey & Whitney, LLP are acting as legal advisors to the Company in connection with the Financing Package.

Technical Disclosure and Qualified Persons

The technical information contained in this press release has been prepared under the supervision of, and has been reviewed and approved by Paul Chawrun P.Eng., Chief Operating Officer, and Tyler Hill CPG., Vice President, Geology for the Company, each of whom are qualified persons within the meaning of National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) and Subpart 1300 of Regulation S-K (“S-K 1300”).

Endnotes

(1)

In May 2025, the Company completed a public offering of 345,760,000 units at $0.50 per unit for gross proceeds of $172,880,000, including exercise of the over-allotment option. Each unit consisted of one common share and one-half of one common share purchase warrant exercisable at $0.70 until November 16, 2027. A concurrent private placement for 22,240,000 units under the same terms generated $11,120,000 for aggregate gross proceeds of approximately $184,000,000, with up to $130,000,000 in additional proceeds assuming full exercise of the warrants over the next 18 months.

(2)

Based on LOM gold output and capital costs outlined in the most recent LOM schedules disclosed in the latest technical studies filed for each respective project and related property: the Lone Tree Facility, Granite Creek underground, Archimedes underground, Cove underground and Granite Creek open pit when using a gold price assumption of $3,600/oz for the purposes of anticipated cash flow from operations. While the economics of the latest technical studies were completed at $2,175/oz with gold price sensitivities of up to $3,000/oz, a gold price assumption of $3,600/oz is in line with current long term consensus prices.

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(3)

Consolidated gold output estimates and average annual gold output targets are based on the most recent LOM output schedules disclosed in the latest technical studies filed for each respective project and related property: Granite Creek underground project, Archimedes underground project, Cove underground project, Granite Creek open pit project, and Mineral Point open pit project. These anticipated output figures are preliminary in nature and are based on mineral resources, which do not have demonstrated economic viability, and are not mineral reserves. In addition, each of the foregoing technical reports are preliminary economic assessments/initial assessments that are preliminary in nature and each include an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves. As such, there is no certainty that the output targets will be realized. The anticipated output targets are also pending the refurbishment and commissioning of the Lone Tree Plant. The output targets presented herein are Company goals and not a projection of results and should not be taken as output guidance. All of the Company’s projects are considered exploration stage projects under S-K 1300 because the Company has not determined mineral reserves at any of its properties pursuant to S-K 1300. With respect to Granite Creek underground and Archimedes underground, located on the Ruby Hill property, the Company has started extraction activities without determining mineral reserves. The following technical reports for each project and related property have been prepared in accordance with NI 43-101: Preliminary Economic Assessment Technical Report for the Cove Project, Lander County, Nevada (March 31, 2025); Preliminary Economic Assessment Technical Report for the Granite Creek Mine Project, Humboldt County, Nevada, USA (March 31, 2025); and Preliminary Economic Assessment NI 43-101 Technical Report for the Ruby Hill Project, Eureka Country, Nevada, USA (March 31, 2025). Corresponding technical reports prepared in accordance with S-K 1300 are as follows: Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada (March 26, 2025); Initial Assessment of the Granite Creek Mine, Humboldt County, NV (March 26, 2025); and Initial Assessment of the Ruby Hill Project, Eureka County NV (March 29, 2025).

(4)

The proceeds of the Financing Package will be used to retire all of the Company’s existing debt obligations, including approximately $95 million to settle the Gold Prepay Agreement and the Convertible Loan with Orion Resource Partners (across various funds) with the exception of a Silver Purchase and Sale Agreement held by Orion Mine Finance Fund III (HG) Ltd. Additionally, Convertible Debentures amounting to approximately $86 million will be retired from the proceeds of the Financing Package. Convertible Debenture holders have the right to elect to convert accrued interest into i-80 Gold common shares.

(5)	Under the terms of the Gold Prepay, a condition precedent to the drawdown is a fully funded base case model following the completion of the recapitalization plan.

(6)

Gold equivalent ounces (“AuEq oz”) defined as recovered Au oz plus recovered Ag oz times the price ratio of Ag to Au. AuEq = Au recovered oz + [(Ag recovered oz) x ($27.25/$2,175)]. LOM overall recoveries for Au and Ag in respect of the Mineral Point are 78% and 41% respectively. Output defined as process recovered ounces. The preliminary economic assessment for Mineral Point, titled “NI 43-101 Technical Report Preliminary Economic Assessment of the i-80 Gold Corp. Ruby Hill Project, Eureka County, NV,” was filed on March 31, 2025, and was prepared in accordance with NI 43-101. The initial assessment for Mineral Point, titled “S-K 1300 Technical Report Summary Initial Assessment of the i-80 Gold Corp. Ruby Hill Project, Eureka County, NV,” was filed on April 1, 2025, and was prepared in accordance with S-K 1300. The reports are accessible under the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, as applicable, as well as on the Company’s website at www.i80gold.com.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fourth largest gold mineral resource holder in the state with a pipeline of high-grade multi-stage projects strategically located in Nevada’s most prolific gold-producing trends. Leveraging its central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX:IAU) and the NYSE American (NYSE:IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi, SVP Corporate Development & Strategy

Caterina De Rosa, Director Investor Relations

1.866.525.6450

info@i80gold.com

www.i80gold.com

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Cautionary Statement Regarding Forward Looking Information

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding , management’s assessment of the Company’s future plans and operations; expectations regarding the timing, execution and results of completing of Phase 1 and Phase 2 of the development plan and the recapitalization plan; expectations regarding the anticipated closing of the Financing Package; expectations regarding the Company’s plan to retire and replace its existing convertible debentures with new convertible debentures on terms more favourable to the Company; expectations regarding the anticipated execution of the accordion feature under the Facility; expectations regarding annual gold output increasing to a range of between 300,000 to 400,000 ounces of gold driven by three underground mines and one open pit oxide operation; refurbishment of the Lone Tree autoclave processing facility; completion of the recapitalization plan; the expected transition to creating a leading mid-tier gold producer in Nevada; expectations regarding the advancement of the Mineral Point project; management’s assessment of the Mineral Point project; and the ability to execute a sale of the Company’s non-core asset. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, uncertainty in geological, metallurgical and geotechnical studies and opinions, and ability to access sufficient capital from internal and external sources such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company’s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production or gold output estimates. The Company’s ability to complete the Financing Package will depend on its ability to satisfy the closing conditions required in such transactions.

Please see “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this press release speak only as of the date of this press release or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on i-80 Gold’s website at www.i80gold.com, SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar. The information included on, or accessible through, the Company’s website is not incorporated by reference into this press release.

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APPENDIX

Figure 1: i-80 Gold’s three-phase development plan for its Nevada-based assets.

Figure 2: Anticipated average annual gold output.

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